Exhibit
 Number                                                      Exhibit
 ------                                                       -------
     (c)    Specimen Certificate for The Kansas Municipal Fund.
                                                             Exhibit       (c)

                         RANSON MANAGED PORTFOLIOS
0338                     THE KANSAS MUNICIPAL FUND   CUSIP NO.: 753266  10  5
     A TRUST FOUNDED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS


This Certificate that          CANCELLED
                          BANK IV WICHITA, NA
Is the owner of:            WICHITA, KANSAS

Fully paid and non-assessable shares of The Kansas Municipal Fund series of Ranson Managed Portfolios transferable only on the books of the Trust in Person or by duly authorized attorney upon surrender of this Certificate Properly endorsed. Certificate properly endorsed. This Certificate is not Valid unless countersigned by the Transfer Agent.

In Witness Whereof, the said Trust has caused this Certificate to be signed By its duly authorized officers and its Trust seal to be hereunder affixed.

Countersigned:
            Bank IV Wichita, National Association          John A. Ranson
                             Transfer Agent                President

                             Authorized Signature          Robia K. Pinkerton
                                                           Secretary

[seal] Ranson Managed Portfolio * Massachusetts Trust